UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MIRATI THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Mirati Therapeutics, Inc. (the “Company”) with a proxy statement related to a proposed transaction in which a wholly owned subsidiary of Bristol-Myers Squibb Company (“Parent”) will be merged with and into the Company, with the Company being the surviving corporation and continuing as a wholly owned subsidiary of Parent (the “Proposed Transaction”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated October 8, 2023, among the Company, Parent, and Vineyard Merger Sub Inc., a wholly owned subsidiary of Parent.

This Schedule 14A filing consists of the following documents relating to the Proposed Transaction:

•	Exhibit 99.1: Human resources presentation shared with employees

*  *  *

Additional Information and Where to Find it

In connection with the proposed acquisition of the Company by Parent, the Company intends to file a preliminary and definitive proxy statement. The definitive proxy statement and proxy card will be delivered to the stockholders of the Company in advance of the special meeting relating to the proposed acquisition. This Schedule 14A is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF PARENT AND THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Parent and the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Parent and the Company make available free of charge at Parent’s website at www.bms.com/investors and the Company’s website at www.ir.mirati.com, respectively, copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

This Schedule 14A does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Parent, the Company and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed acquisition. Information regarding Parent’s directors and executive officers is contained in Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 14, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on March 23, 2023. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 28, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on April 6, 2023. To the extent holdings of Parent’s or the Company’s securities by their respective directors or executive officers have changed since the amounts set forth in such 2023 proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Parent’s website at www.bms.com and the Company’s website at www.mirati.com.

Cautionary Statement Regarding Forward-Looking Statements

This Schedule 14A contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the acquisition of the Company by Parent, potential contingent consideration, and the development and commercialization of certain biological compounds, including the therapeutic and commercial potential of KRAZATI® (adagrasib), sitravatinib (TAM receptor inhibitor), MRTX1719 (MTA-cooperative PRMT5 inhibitor),

MRTX0902 (SOS1 inhibitor), MRTX1133 (selective KRASG12D inhibitor), and the Company’s other technologies and products in development. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including with respect to (i) the approval of the Company’s stockholders for the proposed acquisition, which may be delayed or may not be obtained, (ii) whether the contingent consideration under the CVR will become payable, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk that legal proceedings may be instituted related to the merger agreement, (v) any competing offers or acquisition proposals for the Company, (vi) the possibility that various conditions to the consummation of the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the acquisition and (vii) unanticipated difficulties or expenditures relating to the proposed acquisition, the response of business partners and competitors to the announcement of the proposed acquisition and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed acquisition. The actual financial impact of this transaction may differ from the expected financial impact described in this Schedule 14A. In addition, the compounds described in this Schedule 14A are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in this Schedule 14A should be evaluated together with the many uncertainties that affect Parent’s business, particularly those identified in the cautionary factors discussion in Parent’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s business, particularly those identified in the cautionary factors discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as other documents that may be filed by Parent or the Company from time to time with the SEC. Neither Parent nor the Company undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this Schedule 14A relate only to events as of the date on which the statements are made.

Employee Meeting – HR Matters October 12, 2023 Exhibit 99.1

DISCLAIMER The material in this presentation is a summary of potential employment implications based on the pending merger with Bristol Myers Squibb (BMS) announced on October 8, 2023. In the event there is a conflict between the information in this presentation and any official Mirati plan document or the merger agreement, the official plan document and/or the merger agreement will control.

Agenda Employment Status & Severance Plan Overview Benefits Performance Management/Promotions Annual Compensation Review 2023/2024 Bonus Plan Incentive Compensation/Commission Plan Equity Compensation Continuing Business Operations 1 2 3 4 5 6 7 8

Timeline and Terminology “Sign” Mirati officially signed the merger agreement on October 8, 2023 “Interim Period” the period between “sign” and “close” where we continue to operate as separate companies but also plan for future post-close integration – we will be subject to certain contractual restrictions under the merger agreement during this period – including with respect to employment, compensation and benefits matters “Close” once all conditions have been met under the merger agreement, the merger will close and become official at this point (anticipated first half of 2024) we will officially be one company, BMS “Integration” after “close” we will begin to combine the two companies – some changes will take place immediately upon close, others will require additional time and effort October 2023 1H 2024 Merger signing Targeting Close Interim Period (between Sign and Close)

Will there be any changes to my job? Can I continue to work remotely? Can my status be changed? Will there be changes to our current org structure? Will I have a new manager? Can I apply to roles at BMS? Can I elect to opt out of employment with BMS? Employment Status We are not planning any significant organizational changes between sign and close. No decisions have been made about employment status for anyone at or beyond close – these discussions will start with BMS during the interim period as part of integration planning. The joint commitment of BMS/Mirati will be to share integration planning progress and provide timely communications to keep employees informed. We will continue to operate as two distinct organizations until close, managing our Mirati employee resources in the best interests of Mirati.

In the event your employment is terminated due to a qualifying termination within 18 months following close, the following benefits are available to you under the terms of Mirati’s Employee Severance Plan*: Mirati Severance Plan* Overview Cash Severance “X” months of base salary - varies by level Target Bonus “X” months of target bonus – varies by level Payment for Benefit Continuation “X” months - varies by level * Must be qualified termination under terms of the Plan; termination for Cause or voluntary separation not for Good Reason (as defined under the Plan) not eligible for benefits under the Plan. Benefits contingent upon effective release of claims. All terms and conditions of the Plan apply. Plan document is available to all employees via WAM. Separate severance plan/benefits for employees at Vice President level and above and employees in Switzerland. Earned and unused PTO up to 280 hours also paid-out at separation/the same time as final wages.

Will my benefits change? No change is planned to 2023 benefits between sign and close. Open Enrollment for 2024 benefits elections will be conducted in November as planned and 2024 benefits elections will automatically become effective as of January 1, regardless of close date. For a period of 12 months following close, BMS has agreed to provide Mirati employees benefits that are “substantially comparable” either to current Mirati benefits or those provided to similarly situated BMS employees (or a combination of the two). As we progress through integration planning, decisions may be made about how each benefit plan will be addressed post close and when - we plan to share that information at the appropriate time. Will Mirati’s vacation policy/ holiday calendar change? There will be no changes to the vacation policy or holiday calendar between sign and close (as posted on WAM). As we progress through integration planning, decisions may be made about how vacation/holiday time off will be addressed following closing Benefits

What will be expected for 2023 year end performance management? We will continue to follow our performance management cycle as shared with employees earlier this month. As we heard through Mirati Listens, employees want both developmental and performance feedback. Development Check-Ins: Development planning sessions will be rescheduled in the coming weeks to help support development feedback for those who want to take advantage and leverage tools to drive discussions. Development Plans are not mandatory. Year End Reviews: We will continue to leverage Workday for year end reviews focused on both performance and behavioral feedback with learning sessions offered later this year. For 2023, we will include an evaluation of both performance results and behavior to improve the qualitative feedback for every employee. Promotions: Will run concurrently with our year end performance review cycle as though the BMS merger had not occurred (with minor constraints agreed to with BMS); promotion process guidance is available on the WAM People and Culture site. Performance Management Process Development Check-Ins, Year End Reviews, Promotions Performance Management at Mirati

We will continue with our annual compensation review process as planned in December 2023, including 2023 bonus payments (timing of payout and funding level TBD by Mirati Board of Directors) All other compensation adjustments will be evaluated in the normal course of business and certain restrictions set forth in the merger agreement. The 2024 annual equity grant will occur if the merger has not closed by January 10, 2024, which, if made, will convert to a long-term cash incentive at close (we will provide more information to employees at the appropriate time). Annual Compensation Review

Will I receive a 2023 corporate bonus payment? Mirati Board of Directors will approve the 2023 bonus plan timing of payout and overall funding level based on overall performance and 2023 corporate goals. Employees who are actively employed on the date the bonus is paid, will be eligible to receive a 2023 bonus payment (paid with severance if terminated due to a qualifying termination prior to normal payout date). 2023 bonuses will be paid through normal payroll process subject to standard employment tax withholding. Will my bonus target opportunity change in 2024? Mirati bonus targets are based on job level within the organization and BMS has agreed to not decrease the aggregate total cash compensation opportunity (base plus target bonus) for 12 months post close. Corporate goals for 2024 will be developed moving forward, and we will share that information at the appropriate time. 2023 / 2024 Corporate Bonus Plan (non-commission/IC plan employees)

We will not make any changes to how we operate the Mirati Incentive Compensation Plan, or Commission Plan, between sign and close. During integration planning, Mirati/BMS will review how the IC plan could be addressed post close, and we will share that information at the appropriate time. Incentive Compensation / Commission Plan

What happens to the current Mirati ESPP? There will be no change to the current offering period and the purchase will take place on November 30 as planned, with purchased shares deposited in your E*TRADE account. After the November purchase, the ESPP plan will be discontinued and there will not be a new offering period. Equity Compensation (ESPP)

What happens to my RSUs between sign and close? Employee RSUs will continue to vest as normal on the scheduled vesting dates between sign and close. What happens to my RSUs at close? All unvested RSUs will immediately vest and be settled in connection with the closing. Each RSU will be settled with $58 of cash per share plus one Contingent Value Right (CVR) per share. The $58 per share cash portion will be paid through payroll, subject to standard employment tax withholding, within two pay periods of close. What is a CVR? Provides the opportunity to receive $12 per share based on the acceptance by the U.S. FDA of an NDA for MRTX1719 within 7 years of close (also referred to as a “milestone”). If the CVR milestone is achieved, the $12 per share will be paid in cash at that time, subject to applicable withholding. Equity Compensation (RSUs)

What happens to my stock options between sign and close? Employee stock options will continue to vest as normal on the scheduled vesting dates between sign and close. Stock options will continue to be exercisable between sign and close as if the merger agreement had not been entered into (Mirati insider trading policy continues to apply). What happens to my stock options at close? All unexercised stock options, whether or not vested, will be cancelled at close and treated as follows: Treatment of each stock option at close will depend on its exercise price. Stock options with an exercise price below $58 will be settled with $58 of cash per share (less the exercise price) plus one CVR per share. Stock options with an exercise price of $70 or above will be forfeited at close. Stock options with an exercise price of $58 or above but below $70 will not receive any cash at close, but will instead have the opportunity to receive a milestone cash payment equal to the spread between the exercise price and $70, based on the same criteria as the CVR. Cash will be paid through payroll, subject to standard employment tax withholding, within two pay periods of close and, if applicable, when the CVR milestone is achieved. Equity Compensation (Stock Options)

Additional details about how the CVR and milestone payment (if any) will be administered and paid will be provided at a future time. Mirati’s Insider Trading Policy continues to apply between sign and close (policy is on WAM). Log-into your E*TRADE account to review your personal equity holding and ask questions of HR if you do not 100% understand your personal situation. MRTX shares you own outright (i.e., ESPP purchases, RSU vesting, etc.) will be treated as any other stockholder and settled with $58 of cash per share and one CVR at close. Equity Compensation - Other Considerations

Will we still set 2024 corporate and individual goals? We will follow our planned 2024 goal-setting process that will kick off later in Q4. Functions will set goals that support our continued commitment to patients and critical priorities. In some cases, functions may define goals that directly support the transition and integration planning process. Will we hire any new employees? Between sign and close we will continue to recruit for and hire critical roles only. However, we are committed to evaluating all resourcing needs. I have a contractor as part of my team. What happens to their contract? We do not anticipate significant changes to contractors between sign and close, but work with your HRBP on specific situations and changes that may be required in the normal course of business. Will there be changes to our existing policies (expense, T&E, etc.)? We do not anticipate any policy changes between sign and close. Continuing Business Operations

Employees who remain actively employed by Mirati through the merger close will vest in their existing outstanding equity awards that were granted prior to signing and receive cash/CVR under the terms of the merger agreement, with certain exceptions for stock options (depending upon the per share exercise price). In the event the acquisition does not close on or prior to January 10, 2024, Mirati will make an annual equity grant to eligible employees, which will convert to a long-term cash incentive at close. Mirati’s Employee Severance Plan provides protection for employees in the event their employment is involuntarily terminated (other than for cause) up to 18 months after close. For the 12-month period following close, BMS has agreed not to decrease total cash compensation (salary and bonus opportunity) and to provide benefits “substantially comparable” either to current Mirati benefits or those provided to similarly situated BMS employees (or a combination of the two). BMS fosters a strong culture of learning and development and offers a variety of career and development resources to support employee growth. We will establish two-way communication channels and work with BMS to address your questions and concerns. Summary

Questions

Additional Information and Where to Find it In connection with the proposed acquisition of Mirati by Bristol Myers Squibb, Mirati intends to file a preliminary and definitive proxy statement. The definitive proxy statement and proxy card will be delivered to the stockholders of Mirati in advance of the special meeting relating to the proposed acquisition. This document is not a substitute for the proxy statement or any other document that may be filed by Mirati with the SEC. MIRATI’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF BRISTOL MYERS SQUIBB AND MIRATI WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Bristol Myers Squibb and Mirati, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Bristol Myers Squibb and Mirati make available free of charge at Bristol Myers Squibb’s website at www.bms.com/investors and Mirati’s website at www.ir.mirati.com, respectively, copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Bristol Myers Squibb, Mirati and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Mirati in connection with the proposed acquisition. Information regarding Bristol Myers Squibb’s directors and executive officers is contained in Bristol Myers Squibb’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 14, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on March 23, 2023. Information regarding Mirati’s directors and executive officers is contained in Mirati’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 28, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on April 6, 2023. To the extent holdings of Bristol Myers Squibb’s or Mirati’s securities by their respective directors or executive officers have changed since the amounts set forth in such 2023 proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Bristol Myers Squibb’s website at www.bms.com and Mirati’s website at www.mirati.com.

Cautionary Statement Regarding Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the acquisition of Mirati by Bristol Myers Squibb, potential contingent consideration, and the development and commercialization of certain biological compounds, including the therapeutic and commercial potential of KRAZATI® (adagrasib), sitravatinib (TAM receptor inhibitor), MRTX1719 (MTA-cooperative PRMT5 inhibitor), MRTX0902 (SOS1 inhibitor), MRTX1133 (selective KRASG12D inhibitor), and Mirati’s other technologies and products in development. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including with respect to (i) the approval of Mirati’s stockholders for the proposed acquisition, which may be delayed or may not be obtained, (ii) whether the contingent consideration under the CVR will become payable, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk that legal proceedings may be instituted related to the merger agreement, (v) any competing offers or acquisition proposals for Mirati, (vi) the possibility that various conditions to the consummation of the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the acquisition and (vii) unanticipated difficulties or expenditures relating to the proposed acquisition, the response of business partners and competitors to the announcement of the proposed acquisition and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed acquisition. The actual financial impact of this transaction may differ from the expected financial impact described in this communication. In addition, the compounds described in this communication are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect Bristol Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2022, and Mirati’s business, particularly those identified in the cautionary factors discussion in Mirati’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as other documents that may be filed by Bristol Myers Squibb or Mirati from time to time with the SEC. Neither Bristol Myers Squibb nor Mirati undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.